                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant[x]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, For Use of the Commission
         Only (as permitted by Rule 14a-6(e) (2)
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Andersen Group, Inc.
                (Name of Registrant as Specified In Its Charter)

                              Andersen Group, Inc.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)      Title of each class of securities to which transaction applies:


2)      Aggregate number of securities to which transaction applies:


3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


4) Proposed maximum aggregate value of transaction:


5) Total fee paid:


[ ] Fee paid previously with preliminary materials:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:


2)       Form, Schedule or Registration Statement no.:


3)       Filing Party:


4)       Date Filed:

        ANDERSEN GROUP


--------------------------------------------------------------------------------

                                                  Notice of

                                                  Annual Meeting

                                                  and

                                                  Proxy Statement

                                                  1998





     The Annual Meeting of the stockholders of Andersen Group, Inc. will be held on Tuesday, June 23, 1998 at 11:00 a.m., at the relocated headquarters of the Company, 515 Madison Avenue, Suite 2000, New York, New York

             -------------------------------------------------------------------

                              ANDERSEN GROUP, INC.
                         515 Madison Avenue, Suite 2000,
                            New York, New York 10022

                -----------------------------------------------

                    Notice of Annual Meeting of Stockholders
                             To Be Held June 23,1998

                -----------------------------------------------

To the Stockholders of Andersen Group, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "Annual Meeting") of Andersen Group, Inc. (the "Company") will be held on Tuesday, June 23, 1998 at 11:00 a.m., at the relocated headquarters of the Company, 515 Madison Avenue, Suite 2000, New York, New York, for the following purposes:

       1.    To elect a Board of Directors for the ensuing year;

       2. To approve a merger of the Company into a wholly-owned Delaware subsidiary in order to effect the change of the Company's state of incorporation from Connecticut to Delaware (the "Reincorporation"); and

       3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Holders of record of outstanding shares of the Common Stock, no par value, of the Company (the "Common Stock"), and holders of record of outstanding shares of the Series A Cumulative Convertible Preferred Stock, no par value, of the Company (the "Preferred Stock"), at the close of business on May 8, 1998 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Under Connecticut law, the holders of the Common Stock or the Preferred Stock may assert dissenter's rights with regard to the Reincorporation.

Prior to the actual voting thereof, a proxy may be revoked by the person executing such proxy by filing with the Secretary of the Company an instrument of revocation, by a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

                                              By Order of the Board of Directors


                                             /s/ Francis E. Baker
                                             Francis E. Baker
                                             Chairman and Secretary

New York, New York
May 19, 1998



YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              ANDERSEN GROUP, INC.
                         515 Madison Avenue, Suite 2000,
                            New York, New York 10022

                 -----------------------------------------------

                                 Proxy Statement
                         Annual Meeting of Stockholders

                 -----------------------------------------------

        This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Andersen Group, Inc., a Connecticut corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company, or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Proxies are being solicited from the holders of the following securities of the Company: (i) Andersen Group, Inc. Common Stock, no par value (the "Common Stock"), and (ii) Andersen Group, Inc. Series A Cumulative Convertible Preferred Stock, no par value (the "Preferred Stock).

                               THE ANNUAL MEETING

Time and Place; Purposes

        The Annual Meeting will be held on Tuesday, June 23, 1998 at 11:00 a.m., at the relocated headquarters of the Company, 515 Madison Avenue, Suite 2000, New York, New York. At the Annual Meeting, stockholders will be asked to consider and vote upon (i) the election of directors for the ensuing year (the "Election of Directors"); (ii) the approval of a merger of the Company into a wholly-owned Delaware subsidiary in order to effect the change of the Company's state of incorporation (the "Reincorporation"); and (iii) such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The date of this Proxy Statement is May 19, 1998. The Proxy Statement and the related form of Proxy are first being mailed to holders of the Common Stock and the Preferred Stock on or about May 19, 1998.

        Proxies received by the Company in the proper form will be voted at the Annual Meeting and at any adjournment or postponement thereof, as specified therein by the stockholders executing such proxies. Unless the proxy specifies that it is to be voted against or is an abstention on a listed matter, proxies will be voted FOR the Election of Directors and FOR the Reincorporation and otherwise in the discretion of the proxy holders as to any other matter that may come before the Annual Meeting.

Voting Rights; Votes Required For Approval

        The Board has fixed the close of business on May 8, 1998 (the "Record Date") as the date for the determination of holders of the Common Stock and the Preferred Stock entitled to notice of, and to vote at, the Annual Meeting. Only holders of record of such shares, at the close of business on the Record Date, are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 1,930,478 shares of Common Stock and 256,416 shares of Preferred Stock issued and outstanding. The holders of a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each share of Common Stock is entitled to one vote on each of the proposals set forth herein. Each share of the Preferred Stock is entitled to one vote on the Reincorporation proposal and is not entitled to vote on the Election of Directors.

        Votes are counted by tellers of the Company's transfer agent. These tellers will canvas the stockholders present at the Annual Meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the Annual Meeting but are deemed not to have voted on the proposals. Broker non-votes occur when a broker nominee, holding shares in street name for the beneficial owner thereof, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote. The Election of Directors requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting. The Reincorporation requires the affirmative vote of at least two-thirds of the voting power of each of the Common Stock and the Preferred Stock voting separately as a class. Accordingly, abstentions, broker non-votes or the failure to either return a proxy or to attend the Annual Meeting will be deemed not to have voted and therefore have the effect of a negative vote on the Election of Directors and on the Reincorporation.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting either by filing with the Secretary of the Company, 515 Madison Avenue, Suite 2000, New York, New York 10022, a written revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

        The cost of the solicitation of proxies by the Board from the stockholders will be borne by the Company. Proxies are being solicited by the proxy solicitation firm of Regan & Associates, Inc., New York, New York, for a solicitation and delivery fee of not more than $5,000 including out of pocket expenses. Proxies may be solicited by additional mailings or communications, personal interviews, telephone and telegram by the directors, officers, and employees of the Company, at no additional compensation. Upon request, the Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to beneficial owners of each share of Common Stock.

        The Company will provide, without charge, to each person to whom this Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means, a copy of the Company's Annual Report on Form 10-K for its fiscal year ended February 28, 1998, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Requests should be directed by mail to Bernard F. Travers, III, Esq., Assistant Secretary, Andersen Group, Inc., 1280 Blue Hills Avenue, Bloomfield, Connecticut 06002-1374, or by phone to Mr. Travers at (860) 242-0761.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

        Six directors are to be elected at the Annual Meeting for a term of one year and until their successors shall be elected and qualified. Unless authority is withheld, it is intended that votes will be cast pursuant to the enclosed proxy for the election of the six nominees set forth below. Each of the nominees is presently a member of the Board and has agreed to serve as a director if so elected. In the event that any of the nominees should become unable or unwilling to serve as director, a contingency which management has no reason to expect, it is intended, except when authority has been withheld, that the proxy will be voted FOR the election of such person, if any, as shall be designated by the Board. The names of, and certain information with respect to, the persons nominated for election as directors are as follows:

     Photo of Oliver R. Grace, Jr. OLIVER R. GRACE, JR., age 44, has been a Director of the Company since 1986, President and Chief Executive Officer since 1997, and was Chairman from 1990 to 1997. He has also been President and a Director of AG Investors, Inc., one of the Company's subsidiaries, since 1992 and a Director of the Company's wholly owned subsidiary, The J. M. Ney Company, since February 1997. Mr. Grace, Jr. is a General Partner of The Anglo American Security Fund L.P. and serves as a Director of Republic Automotive Parts, Inc. Mr. Grace, Jr. is the brother of Director John S. Grace.







     Photo of Francis E. Baker FRANCIS E. BAKER, age 68, has been Chairman and Secretary of the Company since 1997, a Director since 1959, and President and Chief Executive Officer of the Company from 1959 to 1997. Mr. Baker also serves as a Director of Connecticut Water Services, Inc.





     Photo of Peter N. Bennett PETER N. BENNETT, age 61, has been a Director of the Company since 1992. He is a private investor and financial consultant.

     Photo of John S. Grace JOHN S. GRACE, age 40, has been a Director of the Company since 1990. He is the Chairman of Sterling Grace Corporation, and a General Partner of The Anglo American Security Fund L.P. Mr. Grace has been an employee of AG Investors, Inc., one of the Company's subsidiaries, since 1992. John S. Grace is the brother of Oliver R. Grace, Jr.






     Photo of Louis A. Lubrano LOUIS A. LUBRANO, age 65, has been a Director of the Company since 1983. Mr. Lubrano is currently with Herzog, Heine, Geduld,
Inc., members of the New York Stock Exchange. Mr. Lubrano was formerly a Managing Director of Stires and Company, Inc. from 1991 to 1996, and also serves as a Director of Graham Field Health Products, Inc., a manufacturer and distributor of medical products.






     Photo of James J. Pinto JAMES J. PINTO, age 47, has been a Director of the Company since 1988. He is currently President of the Private Finance Group Corp., a position he has held since 1990. Mr. Pinto also serves as a Director of Biscayne Holdings, Inc., National Capital Management Corporation, and Empire of Carolina.

                   BOARD MEETINGS AND COMMITTEES OF THE BOARD

        During the fiscal year ended February 28, 1998 the Board of Directors held four regular meetings, one special meeting, and one action taken by unanimous written consent. All of the directors attended at least seventy-five percent (75%) of the aggregate of the meetings of the Board and of the meetings of the committees of the Board on which each served.

     The Board has an Executive Committee comprised of Messrs. Grace, Jr. (Chairman), Baker and John S. Grace. The responsibilities of the Executive Committee include selection of potential nominees for director and the recommendation of nominees to the full Board, monitoring the Company's management resources, structure, succession planning, development and performance of key executives and review and recommendation of new business opportunities to the entire Board. There were no meetings of the Executive Committee during the fiscal year ended February 28, 1998.

        The Board does not have a Nominating Committee. The Executive Committee considers the qualifications of persons to be recommended to the Board and stockholders for election as directors of the Company. Such recommendations must be accompanied by appropriate background information and documentation.

        The Board has an Audit Committee comprised of Messrs. Lubrano (Chairman), Pinto and John S. Grace. The Committee is primarily concerned with the effectiveness of the audits of the Company by the Company's independent certified public accountants. Among other things, its duties include: recommending the selection of independent certified public accountants; reviewing the scope of the audit to be conducted by them, as well as the results of their audit; reviewing the organization and scope of the Company's internal system of financial controls; evaluating the Company's financial reporting activities (including its Proxy Statement and Annual Report on Form 10-K) and the accounting standards and principles followed by the Company; and examining other reviews covering compliance by employees with important Company policies. There were three meetings of the Audit Committee during the fiscal year ended February 28, 1998.

        The Board has a Compensation Committee comprised of Messrs. Pinto (Chairman) and Lubrano, each of whom is an independent, non-employee director. This Committee reviews and recommends executive compensation, including changes therein, and administers the Company's stock option plans. There were two meetings of the Compensation Committee during the fiscal year ended February 28, 1998.

     The Board also has a Pension Committee. This Committee is presently comprised of Messrs. Grace, Jr. and Baker. There was one meeting of the Pension Committee during the fiscal year ended February 28, 1998 and there were two actions adopted by unanimous written consent.

        The Board also has an Independent Committee comprised of Messrs. Baker (Chairman), Lubrano and Pinto. This Committee considers and reviews any and all transactions with affiliates of the Company. There were five meetings of the Independent Committee during the fiscal year ended February 28, 1998.

                             EXECUTIVE COMPENSATION

        The following information is provided regarding the annual and long-term compensation paid or to be paid to the Chief Executive Officer and the three other most highly compensated executive officers of the Company with respect to the fiscal years 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

----------------------------- -------------------------------------- ------------------- ------------------
                                             ANNUAL                      LONG TERM
                                          COMPENSATION                  COMPENSATION
----------------------------- -------------------------------------- ------------------- ------------------
                                                                           AWARDS
----------------------------- -------------------------------------- ------------------- ------------------
----------------------------- ----------- ------------ ------------- ------------------- ------------------
                                                                         Securities
                                                                         Underlying          All Other
     Name and Principal         Fiscal     Salary(1)      Bonus       Options/SARs(2)     Compensation(3)
          Position               Year         ($)          ($)              (#)                 ($)
----------------------------- ----------- ------------ ------------- ------------------- ------------------
----------------------------- ----------- ------------ ------------- ------------------- ------------------
Oliver R. Grace, Jr.             1998          85,000   50,000(5)            -                 1,665
President and Chief              1997          85,000   25,000(5)          7,500               2,638
Executive Officer(4)             1996          85,000   75,000(5)            -                 1,430
----------------------------- ----------- ------------ ------------- ------------------- ------------------
----------------------------- ----------- ------------ ------------- ------------------- ------------------
Francis E. Baker                 1998          75,000    75,000              -                   875
Chairman and Secretary(4)        1997         161,542       -             10,000              27,888(6)
                                 1996         196,831   100,000(7)           -                 2,206
----------------------------- ----------- ------------ ------------- ------------------- ------------------
----------------------------- ----------- ------------ ------------- ------------------- ------------------
Ronald N. Cerny                  1998         155,000     40,000             -                 2,673
President, The J.M. Ney          1997         131,923     42,200           5,000               2,554
Company                          1996         121,843     36,150             -                 2,379
----------------------------- ----------- ------------ ------------- ------------------- ------------------
----------------------------- ----------- ------------ ------------- ------------------- ------------------
Andrew M. O'Shea(8)              1998         104,904     31,000             -                 2,301
Chief Financial Officer and      1997         100,056     11,000          10,000                 444
Treasurer, Registrant and
The J. M. Ney Company
----------------------------- ----------- ------------ ------------- ------------------- ------------------

1. Includes amounts of compensation deferred by the employee pursuant to the Company's 401(k) plan.
2. During fiscal years 1998 and 1997, Messrs. Cerny and O'Shea received stock options and/or SARs related to the Company's subsidiaries (See "Options/SAR Grants in Last Fiscal Year").
3. Consists of contributions made by the Company in respect of its 401(k) plan and The J. M. Ney Company Profit Sharing Plan. During fiscal years 1998 and 1996, there were no contributions made to The J.M. Ney Company Profit Sharing Plan. For 1997, contributions in respect of The J. M. Ney Company Profit Sharing Plan were $275, $549, $502 and $0 for Messrs. Grace, Jr., Baker, Cerny and O'Shea, respectively. Contributions by the Company in respect of its 401(k) plan for 1998, 1997 and 1996, respectively, were:
     $1,665,  $2,363 and $1,430 for Mr. Grace,  Jr.; $875, $2,339 and $2,206 for
     Mr. Baker; $2,673, $2,052 and $2,379 for Mr. Cerny; and $2,301, $444 and $0
     for Mr. O'Shea.
4. On June 1, 1997, Mr. Baker retired as President and Chief Executive Officer of the Company and assumed the position of Chairman, formerly held by Mr. Grace, Jr., and Mr. Grace, Jr. assumed the role of President and CEO. Mr. Baker was also appointed the Company's Secretary.
5. At Mr. Grace's election, all of his bonuses have been treated as deferred compensation and paid into the Company's Rabbi Trust for his benefit.
6. All Other Compensation for Mr. Baker in 1996 includes $25,000 of compensation deferred at Mr. Baker's election, which was paid into a Rabbi Trust established by the Company for Mr. Baker pursuant to his Special Executive Retirement Plan, in respect of services performed by Mr. Baker in an earlier year.
7. Of the total bonus earned by Mr. Baker in fiscal 1996, $50,000 was paid in cash and $50,000 was treated as deferred compensation at Mr. Baker's election and contributed to the Company's Rabbi Trust.
8. Mr. O'Shea joined the Company in December 1995 as the Chief Financial Officer and Treasurer of The J. M. Ney Company. He became Chief Financial Officer and Treasurer of the Company in June 1997.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR


        No options to purchase stock of the Company were granted in fiscal 1998 to the individuals named in the Summary Compensation Table. There were, however, options/SAR grants to certain individuals named in the Summary Compensation Table as detailed below with respect to the securities of certain of the Company's subsidiaries.

     In August 1997, Messrs. Cerny and O'Shea were granted incentive stock options for shares of stock of the Company's wholly owned subsidiary, The J. M. Ney Company ("Ney"), at $10.86 per share, in the amounts of 1,000 and 5,000 shares, respectively. These grants as a percentage of total grants to all employees of Ney in fiscal 1998 were approximately 6% and 30%, respectively. Mr. Cerny's stock options are exercisable in August 2002. Mr. O'Shea's stock options are exercisable in September 1998. All of the options expire in August 2007.

     During fiscal 1998, Mr. Cerny also received 1,000 units of stock appreciation rights ("SARs"), at $10.00 per share unit, in Ney Ultrasonics Inc., a majority owned subsidiary of Ney. These SARs represented approximately 22.2% of the total SARs granted to all employees of Ney Ultrasonics in fiscal 1998. The SARs have become fully vested due to the sale of substantially all of the assets of Ney Ultrasonics, which occurred during fiscal 1998.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

-------------------------- -------------- ------------- --------------------------- -----------------------

                                                                                     Value of Unexercised
                                                           Number of Securities          In-the-Money
                              Shares                      Underlying Unexercised       Options/SARs at
                            Acquired On      Value        Options/SARs at Fiscal      Fiscal Year End($)
                             Exercise       Realized     Year End(#) Exercisable/        Exercisable/
          Name                  (#)           ($)             Unexercisable             Unexercisable
-------------------------- -------------- ------------- --------------------------- -----------------------
-------------------------- -------------- ------------- --------------------------- -----------------------
Oliver R. Grace, Jr.             -             -                  9,500/0                    $15,469/$0
-------------------------- -------------- ------------- --------------------------- -----------------------
-------------------------- -------------- ------------- --------------------------- -----------------------
Francis E. Baker                 -             -                      0/0(1)                      $0/$0
-------------------------- -------------- ------------- --------------------------- -----------------------
-------------------------- -------------- ------------- --------------------------- -----------------------
Ronald N. Cerny                  -             -              7,500/2,500(2)              $5,156/$5,156(2)
-------------------------- -------------- ------------- --------------------------- -----------------------
-------------------------- -------------- ------------- --------------------------- -----------------------
Andrew M. O'Shea                 -             -                 10,000/0                    $20,625/$0
-------------------------- -------------- ------------- --------------------------- -----------------------

1. Mr. Baker's previously unexercised options terminated on May 31, 1997, when he ceased to be an employee of the Company. In March 1998, Mr. Baker was awarded a non-qualified stock option for 20,000 shares at a market price of $6.25 per share.

2. Mr. Cerny's unexercisable stock options became exercisable on March 13, 1998.

Board Compensation Committee Report on Executive Compensation

        As discussed earlier in this Proxy Statement under the heading Board Meetings and Committees of the Board, the Compensation Committee of the Board is responsible for reviewing the Company's executive compensation program and policies each year and determining the compensation of the Company's senior executive officers. The Committee's determination on compensation of the Company's Chief Executive Officer and other executive officers is reviewed with and approved by the entire Board.

        The fiscal year 1998 base pay of each of the Company's executive officers is determined on the basis of the individual's responsibilities and performance and a comparison with salaries paid by competitors of the Company. The bonus component of executive compensation is directly related to corporate and business unit performance. The Committee's overall policy regarding compensation of the Company's executive officers is to provide competitive salary levels and compensation incentives that attract and retain individuals of outstanding ability in key positions that recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality, and that support both the short-term and long-term goals of the Company. The executive compensation program includes elements which, taken together, constitute a flexible and balanced method of establishing total compensation for senior management.

        Compensation paid to the Company's executive officers for fiscal year 1998 consisted primarily of salary, bonus and contributions made by the Company in respect of its 401(k) Plan.

        For fiscal 1998, the Committee established the compensation of Oliver R. Grace, Jr., the President and Chief Executive Officer of the Company, using the same criteria used to determine compensation for other executive officers. Mr. Grace's fiscal 1998 base pay was based upon the Committee's overall assessment of Mr. Grace's performance and upon market data. The Committee kept Mr. Grace's salary at $85,000 which was the same as the prior year. As a result of the Company's good operating performance for fiscal 1998, the Committee awarded Mr. Grace with a $50,000 bonus, which amount has been treated as deferred compensation and paid into a Rabbi Trust established by the Company for Mr. Grace's benefit.

        For fiscal 1998, the Committee  established the  compensation of Francis
E. Baker the Company's Chairman and Secretary, using the same criteria used to determine compensation for other executive officers. As Chairman, Mr. Baker received a fee of $75,000 and a bonus of $75,000 based upon meeting certain objectives, including the consummation of the divestiture of Ney Ultrasonics Inc., managing the Company's investment in Digital GraphiX, completing a borrowing for The J.M. Ney Company and because of the Company's good operating performance in fiscal 1998. In addition, in March 1998, the Committee granted Mr. Baker a non-qualified stock option to purchase 20,000 shares of the Company's Common Stock at a market price of $6.25 per share.

        It is the opinion of the Committee that the aforementioned compensation structures provide features which properly align the Company's executive compensation with corporate performance and the interests of its stockholders and which offer competitive opportunities in the marketplace.

                                                  The foregoing report has been
                                                  approved by all members of the
                                                  Compensation Committee



                                                  James J. Pinto, Chairman
                                                  Louis A. Lubrano

Performance Graph

        The following graph compares the performance of the Company for the periods indicated with the performance of the National Association of Securities Dealers Automated Quotation ("NASDAQ") Composite Stock Index (the "NASDAQ Composite") and the performance of the NASDAQ Industrial Composite Stock Index (the "Peer Group"). The comparative five year total returns assume a $100 investment made on February 28, 1993 with dividends reinvested. The stockholder return shown for Andersen Group, Inc. ("AGI") on the following graph is not necessarily indicative of future stock performance.


[GRAPHIC OMITTED]

                       Comparative Five-Year Total Returns
              Andersen Group, Inc., NASDAQ Composite and Peer Group
                 (Performance results through February 28, 1998)


                                          1993       1994        1995         1996        1997        1998
         ------------------------- ------------ ----------- ----------- ----------- ----------- -----------
         AGI                           $100.00      $60.71      $42.86      $53.57      $78.57      $84.00
         NASDAQ Composite              $100.00     $118.15     $117.07     $164.00     $195.15     $263.95
         Peer Group                    $100.00     $119.71     $111.44     $144.32     $157.28     $187.99
         ------------------------- ------------ ----------- ----------- ----------- ----------- -----------

Pension Benefits

        The following table sets forth the estimated aggregate annual benefit payable upon retirement or at normal retirement age for each level of remuneration specified at the listed years of service in accordance with the Company's defined benefit plan. The pension benefits are based on calendar year earnings and are payable in the form of a life annuity. For calendar 1997, the maximum annual compensation limit for determining pension benefits was $160,000.

                                            Pension Plan Table
                                             Years of Service
---------------------- ------------- ------------- ------------- ------------- ------------- -------------
Remuneration                  5            10           15            20            25            30
---------------------- ------------- ------------- ------------- ------------- ------------- -------------
             $100,000        $4,900        $9,799       $14,699       $19,599       $24,498       $29,398
              125,000         6,462        12,924        19,386        25,849        32,311        38,773
              150,000         8,025        16,049        24,074        32,099        40,123        48,148
              160,000        10,255        18,904        27,544        36,203        44,853        53,503

        An individual's pension benefits are equal to the greater of the following two calculations: (A) .75% of final average earnings (average annual earnings for the five consecutive years of highest earnings in the employee's last 10 years of employment) plus .50% of final average earnings in excess of covered compensation (covered compensation equals the average of the Social Security wage base for the individual based upon his/her age) multiplied by the employee's years of service as a qualified employee (up to a maximum of 40 years), or (B) the sum of the individual's accrued pension benefit at December 31, 1993 calculated pursuant to (A) plus the individual's average compensation for the years since December 31, 1993 (average compensation equals the highest average annual earnings for the five consecutive years since December 31, 1993, up to a maximum of $160,000) multiplied by the percentages in (A), multiplied by the number of years of service since 12/31/93. Pension benefits payable upon retirement are increased by a late retirement factor due to the delay in receipt of benefits if the employee continues to work after attaining the age of 65.

     Pension benefits are not reduced on account of social security benefits received by the employee. Average earnings is the sum of the amounts shown in the columns labeled "Salary" and "Bonus" in the Summary Compensation Table. For purposes of the Pension Plan Table, the amount used for covered compensation is the average of the covered compensation for each of the individuals named in the Summary Compensation Table. The executive officers named in the Summary Compensation Table have the following years of credited service for pension plan purposes under the Table: Mr. Baker 11.4 years; Mr. Grace, Jr. 5 years; Mr. Cerny 4 years and Mr. O'Shea 2 years. Mr. Baker's pension benefits have been computed in accordance with (B) of the above formula and have been enhanced by the late retirement factor pursuant to the Plan. The estimated aggregate annual benefit payable to Mr. Baker from the Company's defined benefit pension plan is approximately $33,000.

Director Compensation

        Each non-employee director receives fees of $12,000 per year, and $500 plus a reimbursement of expenses for each Board meeting attended. All non-employee directors that serve as Chairpersons of committees of the Board receive additional compensation of $2,000 per year. In addition, Mr. John S. Grace, an employee of one of the Company's subsidiaries, receives a salary of $15,000 annually.

Employment Agreements

        Mr. Cerny has an employment agreement which, among other things, provides for severance pay in the event of involuntary termination for other than cause. In such case, the Company, at its option, will provide Mr. Cerny with twelve months of notice or salary and fringe benefits or any combination thereof. In the event of a change in control of The J.M. Ney Company, the Company has agreed to provide Mr. Cerny with two years severance including fringe benefits.

Certain Relationships and Related Transactions

    Digital GraphiX Investment

     At March 1, 1997 the Company owned 19% and 25.5% of the issued and outstanding shares of the Common Stock and Series A Preferred Stock, respectively, of Digital GraphiX, Incorporated ("DGI"). Also at March 1, 1997, DGI was indebted to the Company in the amount of $237,568 under a promissory note due February 1999. Francis E. Baker, Peter N. Bennett, Oliver R. Grace, Jr. and Louis A. Lubrano own 1.1%, 2.5%, 6.4% and less than 1%, respectively, of the issued and outstanding shares of the Common Stock of DGI

        The DGI Series A Preferred Stock is entitled to receive, when and as declared by the DGI Board of Directors, unless otherwise prohibited by law, annual dividends, payable only in kind, by additional shares of Series A Preferred Stock, at the annual rate of $0.075 per share. Such dividend is payable not later than at DGI's Annual Meeting. The promissory note requires monthly payments of principal and interest for two years beginning in March 1997.

        On April 18, 1997, DGI sold substantially all of its assets to Pinnacle Systems, Inc. ("Pinnacle") for cash. In addition, the DGI Board of Directors and the DGI stockholders authorized the liquidation and dissolution of DGI at a date to be determined by the Board of DGI, but not later than February 28, 1998.

     The Company and Messrs. Baker and Grace, Jr. each voted the stock of DGI which each of them owned in favor of the sale to Pinnacle and the liquidation and dissolution of DGI.

        On April 30, 1997, DGI redeemed all of the shares of its outstanding Series A Preferred Stock at their redemption price of $1.00 per share. The Company received $1,047,455 in respect of the DGI Series A Preferred Stock that it owned.

        During the period March 1997 through October 1997, DGI made the required principal and interest payments due under the promissory note. In October 1997, as a result of the liquidation and dissolution of DGI, DGI agreed to prepay the remaining outstanding balance of the promissory note in exchange for a discount of approximately $3,200.

        During the Company's fiscal year ended February 28, 1998, DGI paid the Company aggregate liquidating dividends of $1.20 per share. As a result, the Company received approximately $282,000 in cash and recorded a gain of approximately $196,000, net of cost, in its financial statements. Because of difficulties in collecting accounts receivable and liquidating certain inventories, the DGI liquidation and dissolution is not yet completed but is expected to be completed during the Company's fiscal year ended February 1999.

    Investment in Institute for Automated Systems

        The Company owns an investment in a joint venture, Treglos Investments, LTD ("Treglos"), which owns an investment in the Institute for Automated Systems

("IAS"), a Russian telecommunications company that has plans to develop a data transmission network throughout the Commonwealth of Independent States. At February 28, 1997 and 1998 the Company owned 50% of Treglos and Oliver R. Grace, Jr., the Company's President and Chief Executive Officer, and John S. Grace, a Director of the Company, each owned directly and indirectly approximately 22% of Treglos. At March 1, 1997, the Company owed the Graces approximately $71,000 for advances the Graces made to or on behalf of Treglos during fiscal 1997. In fiscal 1998 such amount was repaid by the Company to the Graces without interest.

     In connection with the above referenced investment in Treglos, the Company made advances to Treglos or on behalf of Treglos to pay for certain expenses incurred in connection with Treglos' investment in IAS. In addition, Messrs. Grace, Jr. and John S. Grace, through entities they own or control, also made advances to or on behalf of Treglos during the Company's fiscal year ended
February 28, 1998. During fiscal 1998, the Graces reimbursed the Company approximately $129,000 for their share of the advances made by the Company to or on behalf of Treglos during the year. At February 28, 1998 the Graces owed the Company approximately $39,000 for advances the Company made to or on behalf of Treglos during the fiscal year. The Graces promptly repaid such amount in March 1998. Because reimbursements of amounts advanced during fiscal 1998 occurred promptly, interest was not charged by the Company or the Graces for any of the advances made to or on behalf of Treglos. All advances made by the Company or the Graces to or on behalf of Treglos were converted into capital in Treglos on a pro rata basis such that all shareholders retained their respective ownership interests as reflected above.


    AVISMA

        During fiscal 1998, the Company purchased shares of the common stock of AVISMA, a Russian titanium producer, for approximately $2,000,000, on behalf of itself and certain members of the Company's Board of Directors. The Company's portion of the investment is $1,225,000. In connection with this purchase, the Company advanced approximately $775,000 to Messrs. Oliver R. Grace, Jr., Francis
E. Baker, John S. Grace and James J. Pinto. The amounts advanced, which have subsequently been repaid, accrued interest at the rate of approximately 8.75% (the Company's borrowing rate) during the period outstanding. The shares owned by the above referenced affiliates are being held by the Company for administrative convenience pending the issuance of new shares to be issued in connection with a merger of AVISMA into VSMPO, a Russian titanium processing company.

    Other

     Francis E. Baker, the Company's Chairman and Secretary, is indebted to the Company in the amount of $223,487. Mr. Baker purchased the Company's interest in a split dollar life insurance policy, insuring Mr. Baker's life, and for which the Company was the beneficiary, in exchange for Mr. Baker's non-interest bearing promissory note in the principal amount of $223,487, due December 2000. The note is secured by a pledge of shares of the Company's Common Stock owned by Mr. Baker that had a market value of approximately $294,000 at February 28, 1998. The consideration paid approximated the cash surrender value of the policy and equaled the Company's book value at the date of the transaction.

     During fiscal 1996, the Company awarded Oliver R. Grace, Jr., formerly the Company's Chairman (now President and Chief Executive Officer) a bonus of $75,000, which has been deferred at the election of Mr. Grace, Jr. (See "Executive Compensation"). In January 1997, the Company advanced this amount to Mr. Grace, Jr., pending the formation of his pension trust. The advance was represented by an unsecured promissory note bearing interest at seven percent (7%), due not later than August 31, 1997. The advance was repaid in July 1997 with interest.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock ("Insiders"), to file reports of ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Insiders are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during fiscal year 1998 all filing requirements applicable to its directors, officers and persons who own more than ten percent of the Company's Common Stock were satisfied except that Messrs. Cerny and O'Shea inadvertently missed the filing deadline for a Form 4 in respect of purchases of Company Common Stock made through the Company's 401(k) Plan. A Form 5 has been filed to correct this oversight.

                       PRINCIPAL STOCKHOLDERS AND SECURITY
                     OWNERSHIP OF MANAGEMENT OF THE COMPANY

        The following table sets forth information regarding the beneficial ownership of Common Stock, as of April 17, 1998, by each director, by each named executive officer of the Company described in "Executive Compensation", by persons who beneficially own 5% or more of the outstanding shares of Common Stock, and by all directors and executive officers of the Company as a group. The beneficial ownership information described and set forth below is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. It does not constitute an admission of beneficial ownership for any other purpose.

    ---------------------------------------------- --------------------------- ----------------------------
    Name and Address of                               Amount and Nature of          Percent of Class
    Beneficial Owner                                  Beneficial Ownership
    ---------------------------------------------- --------------------------- ----------------------------
    ---------------------------------------------- ------------- ------------- -------------- -------------
                                                    Preferred       Common       Preferred       Common
    ---------------------------------------------- ------------- ------------- -------------- -------------
    ---------------------------------------------- ------------- ------------- -------------- -------------
    Francis  E. Baker(1)                                0          183,539           0            9.2
    8356 Sego Lane
    Vero Beach, Florida
    ---------------------------------------------- ------------- ------------- -------------- -------------
    ---------------------------------------------- ------------- ------------- -------------- -------------
    Estate of Oliver R. Grace, Sr.(2)                   0          101,596           0            5.3
    c/o Lorraine G. Grace, Executrix
    49 Cove Neck Road
    Oyster Bay, New York
    ---------------------------------------------- ------------- ------------- -------------- -------------
    ---------------------------------------------- ------------- ------------- -------------- -------------
    Lorraine G. Grace(3)                                0          131,317           0            6.8
    49 Cove Neck Road
    Oyster Bay, New York
    ---------------------------------------------- ------------- ------------- -------------- -------------
    ---------------------------------------------- ------------- ------------- -------------- -------------
    Oliver R. Grace, Jr. (4)                          6,000        215,847          2.3          10.5
    55 Brookville Road
    Glen Head, New York
    ---------------------------------------------- ------------- ------------- -------------- -------------
    ---------------------------------------------- ------------- ------------- -------------- -------------
    John S. Grace(5)                                  22,571       136,436          8.8           6.7
    55 Brookville Road
    Glen Head, New York
    ---------------------------------------------- ------------- ------------- -------------- -------------
    ---------------------------------------------- ------------- ------------- -------------- -------------
    Peter N. Bennett(6)                               85,150       168,065         33.2           8.0
    6 Batersea High St.
    London SW11 3RA, England
    ---------------------------------------------- ------------- ------------- -------------- -------------
    ---------------------------------------------- ------------- ------------- -------------- -------------
    The Bank of Butterfield(7)                        16,863       331,675          6.6          16.9
    Rose Bank Centre
    14 Bermudiana Road
    Hamilton, Bermuda
    ---------------------------------------------- ------------- ------------- -------------- -------------
    ---------------------------------------------- ------------- ------------- -------------- -------------
    First United Securities Limited(8)                  0          137,844           0            7.1
    Exchange House
    P.O. Box 16, 54-58 Athol Street
    Douglas, Isle of Man
    ---------------------------------------------- ------------- ------------- -------------- -------------
    ---------------------------------------------- ------------- ------------- -------------- -------------
    Louis A. Lubrano(9)                                 0            8,618           0            (10)
    ---------------------------------------------- ------------- ------------- -------------- -------------
    ---------------------------------------------- ------------- ------------- -------------- -------------
    James J. Pinto(11)                                  0           53,515          2.8           (10)
    ---------------------------------------------- ------------- ------------- -------------- -------------
    ---------------------------------------------- ------------- ------------- -------------- -------------
    Ronald N. Cerny(12)                                 0           10,805           0            (10)
    ---------------------------------------------- ------------- ------------- -------------- -------------
    ---------------------------------------------- ------------- ------------- -------------- -------------
    Andrew M. O'Shea(13)                                0           10,282           0            (10)
    ---------------------------------------------- ------------- ------------- -------------- -------------
    ---------------------------------------------- ------------- ------------- -------------- -------------
    All directors and executive officers as a        113,721       685,288         44.4           30.2
    group (3 (Preferred) and 8 (Common) persons
    including certain of the above-named
    individuals)
    ---------------------------------------------- ------------- ------------- -------------- -------------

(1) Francis E. Baker has beneficial ownership of an aggregate of 183,539 shares of Common Stock and no shares of Preferred Stock. Of the Common Stock amount 120,001 shares are owned directly. The figure set forth in the table includes 58,900 shares of Common Stock with respect to which Mr. Baker has shared voting power as co-trustee under the Oliver R. Grace Grandchildren Trust U/R dated December 27, 1976 and 4,638 shares which such Trust owns by virtue of its ability to convert $75,000 principal amount of the Company's 10.5% Convertible Subordinated Debentures due 2007 (the "Debentures") to Common Stock within a 60-day period. Mr. Baker disclaims beneficial ownership of such shares held in trust. In addition to the shares reported in the table, Mr. Baker is the settlor of four irrevocable trusts dated March 31, 1970 created for the benefit of certain of his children. Fleet National Bank acts as trustee under each of these trusts, which hold an aggregate of 47,410 shares of Common Stock. Mr. Baker does not exercise any control over these four trusts and disclaims beneficial ownership.
(2) The Estate of Oliver R. Grace, Sr., c/o Lorraine G. Grace, Executrix, has direct beneficial ownership of an aggregate of 101,596 shares of Common Stock and no shares of Preferred Stock.
(3) Lorraine G. Grace has beneficial ownership of 131,317 shares of Common Stock and no shares of Preferred Stock. Of the Common Stock amount, 13,638 shares are held by Mrs. Grace directly; 2,475 shares are held by Mrs. Grace, as trustee of a trust for the benefit of her children; 13,608 shares are held by virtue of the ability of Mrs. Grace to convert $220,000 principal amount of the Debentures to Common Stock within a 60-day period; and 101,596 shares are held by virtue of Mrs. Grace's appointment as executrix of the Estate of Oliver R. Grace, Sr. Lorraine
        G. Grace is the mother of Directors Oliver R. Grace, Jr. and John S. Grace.
(4) Oliver R. Grace, Jr. has beneficial ownership of an aggregate of 215,847 shares of Common Stock and 6,000 shares of Preferred Stock. Of the Common Stock amount, 44,444 shares are held by Oliver R. Grace, Jr. directly, including 40,144 shares by virtue of Mr. Grace's ability to convert $649,000 principal amount of the Debentures to Common Stock within a 60-day period; 11,610 shares are held by virtue of Mr. Grace's ability, as custodian for the benefit of his children, to convert 6,000 shares of the Company's Preferred Stock, to Common Stock within a 60-day period; 7,593 shares are held by Carolyn Grace, the spouse of Oliver R. Grace, Jr., of which 7,113 shares are held by Mrs. Grace by virtue of her ability to convert $115,000 principal amount of the Debentures to Common Stock within a 60-day period; 58,144 shares are held by virtue of the ability of The Anglo American Security Fund L.P. (of which Oliver R. Grace, Jr. is a general partner) to convert $940,000 principal amount of the Debentures to Common Stock within a 60-day period; 37,000 shares are held by a corporation owned by members of Mr. Grace's family and 47,556 shares are held in an individual retirement account for the benefit of Mr. Grace. Mr. Grace, Jr. also holds stock options to acquire an additional 9,500 shares of Common Stock which may be issued to him within a 60-day period. Oliver R. Grace, Jr. disclaims beneficial ownership of all shares owned by his spouse, by him as trustee for the benefit of family members, by his children, and by The Anglo American Security Fund, L.P. described herein.
(5) John S. Grace has beneficial ownership of 136,436 shares of Common Stock and 22,571 shares of Preferred Stock. Of the Common Stock amount, 17,706 shares are owned by John S. Grace directly, including 1,856 shares held by virtue of Mr. Grace's ability to convert $30,000 principal amount of the Debentures to Common Stock within a 60-day period; 58,144 shares are held by virtue of the ability of The Anglo American Security Fund L.P. (of which John S. Grace is a general partner) to convert $940,000 principal amount of the Debentures to Common Stock within a 60-day period; 1,856 shares are held by virtue of the ability of Florida & Asia Consulting, Inc. (Lola Grace, the spouse of John S. Grace, is the sole stockholder of Florida & Asia Consulting, Inc.) to convert $30,000 principal amount of the Debentures to Common Stock within a 60-day period; 43,675 shares are held by virtue of the ability of Sterling Grace Capital Management, L.P. (John S. Grace is Chairman of Sterling Grace Corporation, the general partner of Sterling Grace Capital Management, L.P.) to convert 22,571 shares of the Preferred Stock to Common Stock within a 60-day period and 9,055 shares are held in an individual retirement account for Mr. Grace's benefit. Mr. Grace also holds stock options to acquire an additional 6,000 shares of Common Stock. John S. Grace disclaims beneficial ownership of all shares held by Trustees for the benefit of members of his family and The Anglo American Security Fund L.P.
(6) Peter N. Bennett has beneficial ownership of 168,065 shares of Common Stock and 85,150 shares of Preferred Stock. Of the Common Stock amount, 300 shares of Common Stock are owned directly. The figure set forth in the table includes shares held by virtue of the ability of Mr. Bennett to convert 85,150 shares of the Preferred Stock to 164,765 shares of Common Stock within a 60-day period. Also included in the figure set forth in the table are 3,000 shares of Common Stock which may be issued to Mr. Bennett within 60 days hereof upon the exercise of his existing exercisable stock option.
(7) The Bank of Butterfield (the "Bank") has beneficial ownership of an aggregate 331,675 shares of Common Stock and 16,863 shares of Preferred Stock as trustee of various trusts. Of the Common Stock amount 32,630 shares are held by virtue of the Bank's ability, as trustee, to convert 16,863 shares of the Preferred Stock to Common Stock within a 60-day period.
(8) First United Securities Limited ("FUSL") has beneficial ownership of an aggregate of 137,844 shares of Common Stock, as trustee of various trusts, and no shares of Preferred Stock. Of the Common Stock amount 11,134 shares are held by virtue of the ability of FUSL to convert $180,000 principal amount of the Debentures to Common Stock within a 60-day period.
(9) Louis A. Lubrano has beneficial ownership of 8,618 shares of Common Stock and no shares of Preferred Stock. Of the Common Stock amount 618 shares are held by virtue of Mr. Lubrano's ability to convert $10,000 principal amount of the Debentures to Common Stock within a 60-day period. Mr. Lubrano also has stock options to acquire 8,000 shares of Common Stock within a 60-day period.
(10)    Represents less than one percent (1%) of the Common Stock.
(11) James J. Pinto has beneficial ownership of 53,515 shares of Common Stock and no shares of Preferred Stock. Of the Common Stock amount 45,515 shares are held directly. Also included in the figure set forth in the table are stock options to acquire 8,000 shares of Common Stock within a 60-day period.
(12) Ronald N. Cerny has beneficial ownership of 10,805 shares of Common Stock and no shares of Preferred Stock. Of the Common Stock amount, 805 shares are held in the Company's 401(k) Plan. Also included in the figure set forth in the table are stock options to acquire 10,000 shares of Common Stock within a 60-day period.
(13) Andrew M. O'Shea has beneficial ownership of 10,282 shares of Common Stock and no shares of Preferred Stock. Of the Common Stock amount, 282 shares are held in the Company's 401(k) Plan. Also included in the figure set forth in the table are stock options to acquire 10,000 shares of Common Stock within a 60-day period.

                                  PROPOSAL TWO

                 CHANGE IN THE COMPANY'S STATE OF INCORPORATION
                          FROM CONNECTICUT TO DELAWARE

        The Board of Directors has unanimously approved a proposal to change the Company's state of incorporation from Connecticut to Delaware (the "Reincorporation"). In recent years, a number of major public corporations have obtained the approval of their stockholders to reincorporate in Delaware. The Board believes it is beneficial and important that the Company also obtain the advantages of Delaware law. The Board believes the proposed change in domicile is in the best interests of the Company and its stockholders for several reasons, including: (i) the greater predictability and flexibility afforded by Delaware corporate law and its greater responsiveness to corporate needs, (ii) the more favorable and predictable corporate environment afforded by Delaware to corporate directors and officers, and (iii) the greater certainty afforded by Delaware law with respect to directors' duties in the face of takeover offers and with respect to anti-takeover measures.

        AN AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS OF THE COMMON STOCK AND PREFERRED STOCK, EACH VOTING SEPARATELY AS A CLASS, OUTSTANDING AND ENTITLED TO VOTE IS NECESSARY TO APPROVE THE MERGER CHANGING THE STATE OF INCORPORATION. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO CHANGE THE COMPANY'S STATE OF INCORPORATION FROM CONNECTICUT TO DELAWARE.

Reasons for Reincorporation

        Predictability, Flexibility and Responsiveness to Corporate Needs. Delaware has adopted comprehensive and flexible corporate laws which are revised regularly to meet changing business circumstances. The Delaware Legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. In addition, Delaware offers a system of specialized chancery courts to deal with corporate law questions. These courts have developed considerable expertise in dealing with corporate issues as well as a substantial and influential body of case law construing Delaware's corporate law. In addition, the Delaware Secretary of State is particularly flexible, expert and responsive in its administration of the filings required for mergers, acquisitions and other corporate transactions. Delaware has become a preferred domicile for most major American corporations and Delaware law and administrative practices have become comparatively well-known and widely understood. As a result of these factors, it is anticipated that Delaware law will provide greater efficiency, predictability and flexibility in the Company's legal affairs than is presently available under Connecticut law.

        Directors and Officers. The Board believes that reincorporation under Delaware law will enhance the Company's ability to attract and retain qualified directors and officers as well as encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company. The law of Delaware offers greater certainty and stability from the perspective of those who serve as corporate officers and directors. The intense competition that has characterized the Company's activities and the industries in which the Company operates has greatly expanded the challenges and risks facing the directors and officers of companies within these industries. To date, the Company has not experienced difficulty in retaining directors or officers. However, as a result of the significant potential liability and relatively small compensation associated with service as a director, the Company believes that the better understood, and comparatively stable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, in the recruitment of talented and experienced directors and officers.

        The parameters of director and officer liability are more extensively addressed in Delaware court decisions and are therefore better defined and better understood than under Connecticut law.

        The Board believes that Delaware law strikes an appropriate balance with respect to personal liability of directors and officers, and that reincorporation in Delaware will enhance the Company's ability to recruit and retain directors and officers in the future, while providing appropriate protection for stockholders from possible abuses by directors and officers. In this regard, it should be noted that directors' personal liability is not, and cannot be, eliminated under Delaware law for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit, or for violations of federal laws such as the federal securities laws.

        Takeover Response. In general, Delaware case law provides a well developed body of law defining the proper duties and decision making process expected of a board of directors in evaluating potential and proposed corporate takeover offers and business combinations. The Board believes that these measures and related Delaware law will help the Board to protect the Company's corporate strategies, to consider fully any proposed takeover and alternatives, and, if appropriate, to negotiate terms that maximize the benefit to the Company's stockholders.

Reincorporation Procedure

        The proposed Reincorporation would be accomplished by merging (the "Reincorporation Merger") the Company into a new wholly-owned Delaware subsidiary of the Company, also to be called "Andersen Group, Inc." ("AGI Delaware"), pursuant to an Agreement and Plan of Merger and Reincorporation (the "Reincorporation Agreement"). When the Reincorporation Merger becomes effective, the Company's name will therefore continue to be Andersen Group, Inc. The Reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause its corporate headquarters to be moved and will not result in any relocation of management or other employees.

        On the effective date of the proposed Reincorporation, each outstanding share of Common Stock of the Company will automatically convert into one share of common stock of AGI Delaware, each outstanding share of Preferred Stock of the Company will automatically convert into one share of preferred stock of AGI Delaware and stockholders of the Company will automatically become stockholders of AGI Delaware. At the effective time of the Reincorporation, the number of outstanding shares of common stock and preferred stock of AGI Delaware will be equal to the number of shares of Common Stock and Preferred Stock, respectively, of the Company outstanding immediately prior to the effective time of the Reincorporation. In addition, each outstanding option or right to acquire shares of Common Stock of the Company will be converted into an option or right to acquire an equal number of shares of Common Stock of AGI Delaware, under the same terms and conditions as the original options or rights. All of the Company's employee benefit plans, including the Andersen Group, Inc. Individual Retirement Plan, the Andersen Group, Inc. Incentive and Non-Qualified Stock Option Plan and the Andersen Group, Inc. Incentive Stock Option Plan of 1982, will be adopted and continued by AGI Delaware following the Reincorporation. The Company's stockholders should recognize that approval of the proposed Reincorporation will constitute approval of the adoption and assumption of this plan by AGI Delaware.

        No action need be taken by the Company's stockholders to exchange their stock certificates as a result of the Reincorporation. Certificates for shares of the Company's stock will automatically represent an equal number of shares of AGI Delaware stock upon completion of the Reincorporation. Stockholders will not receive new certificates representing their share ownership in AGI Delaware until such time as they wish to transfer their shares. Upon any such transfer, the transferee will receive a new AGI Delaware stock certificate, registered in the name of the transferee, representing the shares transferred. The Company intends to apply for the listing and registration of AGI Delaware Common Stock on the NASDAQ National Market.

Federal Income Tax Consequences of the Reincorporation

        The following discussion addresses the material United States federal income tax considerations that are applicable to holders of Common Stock and Preferred Stock of the Company who receive common stock and preferred stock, respectively, of AGI Delaware in exchange for their Common Stock and Preferred Stock of the Company in the Reincorporation. This discussion does not address all of the tax consequences of the Reincorporation that may be relevant to certain of the Company's stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are foreign persons or who acquired their Common Stock of the Company through stock option programs or in other compensatory transactions. In view of the varying nature of such tax consequences, the Company's stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Reincorporation, including the applicable federal, state, local and foreign tax consequences to them of the Reincorporation.

        The following discussion is based on the interpretation of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority and administrative rulings and practice, now in effect, all of which are subject to change (possibly with retroactive effect). This discussion is not binding on the Internal Revenue Service (the "IRS"), and there can be no assurance that the IRS will take a similar view with respect to the tax consequences described below.

        Neither the Company nor AGI Delaware has requested a ruling from the IRS with respect to the federal income tax consequences of the Reincorporation. The Company believes, however, that the Reincorporation constitutes a tax-free reorganization within the meaning of Section 368(a) of the Code (a "Reorganization"), and the following federal income tax consequences will result:

             (a) No gain or loss will be recognized by holders of the Common Stock or Preferred Stock of the Company upon receipt of common stock or preferred stock, as the case may be, of AGI Delaware pursuant to the Reincorporation;

             (b) The aggregate tax basis of the common stock and preferred stock of AGI Delaware received by each stockholder of the Company in the Reincorporation will be equal to the aggregate tax basis of the Common Stock and Preferred Stock, respectively, of the Company surrendered in exchange therefor;

             (c) The holding period of the common stock and preferred stock of AGI Delaware received by each stockholder of the Company will include the period for which such stockholder held the Common Stock or Preferred Stock, as the case may be, of the Company surrendered in exchange therefor, provided that such Common Stock or Preferred Stock of the Company was held by such stockholder as a capital asset at the time of the Reincorporation; and

             (d) No gain or loss will be recognized by the Company or AGI Delaware as a result of the Reincorporation.

        A successful IRS challenge to the Reorganization status of the Reincorporation would result in a stockholder recognizing gain or loss with respect to each share of Common Stock and Preferred Stock of the Company exchanged in the Reincorporation equal to the difference between the stockholder's basis in such share and the fair market value, as of the time of the Reincorporation, of the common stock and preferred stock of AGI Delaware received in exchange therefore. In such event, a stockholder's aggregate basis in the shares of common stock and preferred stock of AGI Delaware received in the exchange would equal their fair market value on such date, and the stockholder's holding period for such shares would not include the period during which the stockholder held Common Stock or Preferred Stock of the Company.

Interests of the Company's Directors and Officers

        The Company's stockholders should be aware that reincorporation in Delaware may be of benefit to the Company's directors by reducing the directors' potential personal liability and increasing the scope of permitted indemnification, by strengthening the directors' ability to resist a takeover bid, by limiting the ability of stockholders to remove directors, and in other respects. The Reincorporation is not intended to and will not affect the rights of any of the parties to any of the lawsuits to which the Company is a party. The interests of the Board in recommending the Reincorporation may therefore be in conflict with the interests of the stockholders, and the interests of the Board, management and affiliated stockholders in voting on the Reincorporation proposal may not be the same as those of unaffiliated stockholders. For a more complete discussion of the principal differences between Connecticut and Delaware law and the certificates of incorporation and bylaws of the Company and AGI Delaware as they affect stockholders, see "Significant Changes Caused by the Reincorporation".

        In considering the Reincorporation proposal, the Company's stockholders should be aware that the overall effect of the Reincorporation may be to make it more difficult for holders of a majority of the outstanding shares of the Company's Common Stock to replace directors or to remove existing management in circumstances where a majority of the stockholders may be dissatisfied with the performance of the incumbent directors and management or otherwise desire to make changes. In particular, the Reincorporation could make a proxy contest a less effective means of removing or replacing existing directors or could make it more difficult to make a change in control of the Company which is opposed by the Board. This in turn could enable the Board to resist the desires of a majority of the stockholders. However, the Board believes that the Company's directors will be committed to, and will act in, the interests of the Company and its stockholders, and not for self-entrenchment.

Significant Changes Caused by the Reincorporation

        In general, the Company's corporate affairs are governed at present by the corporate law of Connecticut, the Company's state of incorporation, and by the Second Amended and Restated Certificate of Incorporation and Bylaws of the Company (the "Connecticut Certificate" and the "Connecticut Bylaws," respectively, and the "Connecticut Certificate and Bylaws" collectively), which have been adopted pursuant to Connecticut law. The Connecticut Certificate and Connecticut Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing Andersen Group, Inc., 515 Madison Avenue, Suite 2000, New York, New York 10022, Attention: Francis E. Baker, Secretary.

        If the Reincorporation Agreement is adopted and approved, the Company will merge into, and its business will be continued by, AGI Delaware. Following the Reincorporation, issues of corporate governance and control would be determined under Delaware rather than Connecticut law. Accordingly, it is important for stockholders to understand the differences between Delaware and Connecticut law in deciding whether to approve the Reincorporation. The Connecticut Certificate and Bylaws, will, in effect, be replaced by the Certificate of Incorporation and Bylaws of AGI Delaware (the "Delaware Certificate" and the "Delaware Bylaws," respectively, and the "Delaware Certificate and Bylaws" collectively); however, except as set forth below, the Connecticut Certificate and Bylaws are substantially similar to the Delaware
Certificate and Bylaws in matters of stockholder rights in all material respects.

        A number of differences between Connecticut and Delaware law are summarized below. The following discussion summarizes the more important differences in the corporation laws of Delaware and Connecticut and does not purport to be an exhaustive discussion of all of the differences. Such differences can only be determined in full by reference to the Connecticut Business Corporation Act (the "CBCA") and to the Delaware General Corporation Law (the "DGCL") and to the case law interpreting these statutes. In addition, both Connecticut and Delaware law provide that many of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the certificate of incorporation or bylaws of the corporation.

Comparison of Stockholder Rights

        The rights of stockholders of the Company are currently governed by the CBCA, the Connecticut Certificate and the Connecticut Bylaws. Upon consummation of the Reincorporation Merger, the Company's stockholders will become stockholders of AGI Delaware and their rights will be governed by the DGCL, which differs in certain material respects from the CBCA. The following is a summary of certain differences between the rights of Company stockholders and those of AGI Delaware stockholders.

        The CBCA became effective on January 1, 1997 and replaced the Connecticut Stock Corporation Act ("CSCA"). As indicated in certain instances below, pursuant to the CBCA, corporations such as the Company which were incorporated prior to January 1, 1997 will, in certain respects and subject to affirmative action by such corporations to the contrary, be treated in the same manner as they had formerly been treated under the CSCA and, accordingly, differently from Connecticut corporations incorporated after the effective date of the CBCA.

        The following summary, which does not purport to be a complete statement of the differences between the rights of the stockholders of AGI Delaware and the stockholders of the Company, sets forth certain differences between Connecticut and Delaware law. The identification of specific differences is not meant to indicate that other differences do not exist. This summary is qualified in its entirety by reference to the full text of each of such documents and the applicable state statutes.

     Authorized Capital Stock. The authorized capital stock of the Company consists of 6,000,000 shares of Company Common Stock, no par value, and 800,000 shares of preferred stock, no par value. As of April 17, 1998, (i) 1,930,478 shares of Company Common Stock were issued and outstanding, (ii) options to acquire an aggregate of 70,500 shares of Company Common Stock were outstanding and (iii) 256,416 shares of Series A Cumulative Convertible Preferred Stock were issued and outstanding.

     The authorized capital stock of AGI Delaware also consists of 6,000,000 shares of Company Common Stock, no par value, and 800,000 shares of preferred stock, no par value. If the Reincorporation is approved by the stockholders of the Company, at the effective time of the Reincorporation there will also be (i) 1,930,478 shares of AGI Delaware Common Stock issued and outstanding, (ii) options to acquire an aggregate of 70,500 shares of AGI Delaware Common Stock outstanding and (iii) 256,416 shares of Series A Cumulative Convertible Preferred Stock issued and outstanding.

     Voting Rights. Each stockholder of record of Company Common Stock is entitled to one vote per share upon all matters.

        Each stockholder of record of AGI Delaware Common Stock is entitled to one vote per share upon all matters.

        Quorum Requirements. Under the CBCA and the Connecticut Bylaws, if a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Connecticut Certificate or the CBCA require a greater number of votes.

        Under the DGCL, in all matters, other than the election of directors, if a quorum exists, a majority of the votes cast at a meeting of the stockholders present in person or by proxy and entitled to vote thereon shall be the act of the stockholders.

        Election of Directors. The Connecticut Bylaws and the Delaware Bylaws each provide that the number of directors will be not less than 3 and not more than 13. Within this range, the number of directors may be fixed by stockholder resolution or by resolution adopted by the Board of Directors. The number of directors of the Company and AGI Delaware is currently fixed at six. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Both the Connecticut Bylaws and the Delaware Bylaws provide that the election of directors will take place at the annual meeting of stockholders.

        Removal of Directors. The CBCA provides that stockholders may remove one or more directors with or without cause unless the certificate of incorporation provides that directors may be removed only for cause.

        The CBCA also enables a corporation or 10% of its stockholders to seek removal of a director through court action in cases of fraud, dishonesty or gross abuse of power or discretion if removal is in the interest of the corporation.

        Under the DGCL, any director or the entire board of directors may be removed with or without cause, except that in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.

        Stockholders of the Company and AGI Delaware may remove a director with or without cause, at any time at a special meeting of stockholders called for the purpose of removing such director if the votes to remove him exceed the votes not to remove him.

        Newly-Created Directorships and Vacancies. Under the CBCA, unless the certificate of incorporation provides otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors: (i) the stockholders may fill the vacancy, (ii) the board of directors may fill the vacancy or (iii) if the directors remaining in office constitute fewer than a quorum of the board of directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

        Under the Connecticut Bylaws, if the vacant office was held by a member of a voting group of stockholders, only the holders of shares of that voting group are entitled to fill the vacancy, if it is to be filled by the stockholders.

        Under the DGCL, any vacancies in the AGI Delaware Board and any newly created directorships resulting by reason of any increase in the number of directors elected by all of the stockholders having the right to vote as a single class may be filled by the AGI Delaware Board, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class for which such directors have been chosen, and until their successors are elected and qualified.

        Amendment to Certificate or Bylaws. Under the CBCA, a proposed amendment to the Connecticut Certificate must be recommended by the Company's Board, unless the Company's Board determines that because of conflicts of interest or other special circumstances it should make no recommendation or that none is required by the CBCA, followed by, in most circumstances, the approval by (i) a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters' rights and (ii) a majority of the votes cast by every other voting group entitled to vote on the amendments, unless a greater vote is required by law, the Connecticut Certificate or the Company's Board. An amendment to the Connecticut Bylaws that adds, changes or deletes a greater quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater. According to the DGCL, an amendment to the AGI Delaware Certificate may be authorized by the vote of the AGI Delaware Board, followed by the vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of stockholders.

        The Connecticut Bylaws may be amended or repealed by the Company's Board except to the extent the Connecticut Certificate or the CBCA reserves the power exclusively to the stockholders or the stockholders in amending or repealing a particular Bylaw provide expressly that the board may not amend or repeal that Bylaw.

        Pursuant to the DGCL, the AGI Delaware Bylaws may be adopted, amended or repealed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon.

        Special Meetings; Action Without Meeting. Under the CBCA, special meetings of the Company's stockholders may be called by the Company's Board or by such other persons as are authorized to do so by the Connecticut Certificate or Bylaws or upon the written request and delivery to the corporate secretary from the holders of at least 10% of the shares entitled to vote on a particular issue. The Connecticut Bylaws authorize the President to call special meetings of the Company's stockholders.

        The stockholders of the Company may not take any action without a meeting of stockholders except by a unanimous written consent.

        Pursuant to the DGCL, special meetings of AGI Delaware's stockholders may be called by the Company's Board or by such other persons as are authorized to do so by the Delaware Certificate or Bylaws. The Delaware Bylaws authorize the President to call special meetings of the Company's stockholders

        Under the DGCL, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders of a Delaware corporation may be taken without a meeting and without a stockholder vote, if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting at which all stockholders entitled to vote were present.

        Business Combination Statutes. The CBCA generally prohibits the Company, as a resident domestic corporation, from engaging in certain business combinations (as defined by the statute to include certain mergers and consolidations, dispositions of assets and issuances of securities, as well as certain other transactions) with an interested stockholder (as defined by the statute generally to include holders of 10% or more of the outstanding stock of the corporation) for a period of five years following the date that such stockholder became an interested stockholder, (i) unless the business combination or the purchase of stock is approved by the Company's Board and by a majority of the non-employee directors of which there must be at least two, prior to the date such stockholder became an interested stockholder or (ii) unless the interested stockholder was an interested stockholder on February 1, 1988, unless subsequent to June 7, 1988, such interested stockholder increased its proportionate share of the voting power of the outstanding voting stock of the Company (excluding any increase approved by the Company's Board before such increase occurs). The CBCA also generally requires business combinations with an interested stockholder to be approved by the board of directors and then by the affirmative vote of at least (1) the holders of 80% of the voting power of the outstanding shares of voting stock and (2) the holders of 66 2/3% of such voting power excluding the voting stock held by the interested stockholder, unless the consideration to be received by the stockholders of the corporation meet certain price and other requirements set forth in the statute or unless the board of directors of the corporation has by resolution determined to exempt business combinations with such interested stockholder prior to the time that such stockholder became an interested stockholder.

        Section 203 of the DGCL, in general, prohibits a Delaware corporation such as AGI Delaware from engaging in a business combination (defined as a variety of transactions, including mergers, as set forth below) with an interested stockholder (defined generally as a person that is the beneficial owner of 15% or more of a corporation's outstanding voting stock) for a period of three years following the date that such person became an interested stockholder unless, among other things, prior to the date such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder or at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders (not by written consent) by the affirmative vote of a least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Stockholder Vote Required for Certain Fundamental Transactions. Under the CBCA, the sale of all or substantially all of the Company's assets other than in the regular course of business requires the affirmative vote of at least two-thirds of (i) the voting power of each voting group entitled to vote thereon and (ii) the voting power of each class of stock of the Company outstanding prior to January 1, 1997, whether or not otherwise entitled to vote thereon. Unless the certificate of incorporation provides otherwise, and except under certain circumstances where the Connecticut company is the surviving company, this same vote is required to approve a merger or share exchange of a Connecticut corporation.

        The DGCL generally requires that mergers and consolidations, and sales, leases or exchanges of all or substantially all of a corporation's property and assets, be approved by a vote of the holders of a majority of the outstanding stock entitled to vote, unless a corporation's certificate of incorporation requires a greater-than-majority vote.

        Dividends. Under the CBCA, the Company may make a distribution to stockholders, including a dividend or stock repurchase, with respect to their shares unless, after giving effect to such distribution, (i) the Company would not be able to pay its debts as they become due in the usual course of business or (ii) the Company's total assets would not be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

        Under the DGCL, a corporation's board may from time to time declare and pay dividends out of its capital surplus or out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

        Preemptive Rights. Neither the Company's nor AGI Delaware's stockholders have any preemptive rights with respect to shares owned by such stockholders, other than rights which the Board of Directors of each may determine.

        Limitation on Directors' Liability. The CBCA authorizes the Company to limit the personal liability of a director to the Company and its subsidiaries for monetary damages for breach of duty as a director. The Connecticut Certificate provides that no director will be personally liable to the Company or its stockholders for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the Company during the year of the violation except to the extent not permitted by the CBCA.

        Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The AGI Delaware Certificate limits the liability of AGI Delaware 's directors to AGI Delaware or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by Delaware law. As a result, AGI Delaware directors are not personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to AGI Delaware or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

        Interested Director Transactions. Under the CBCA, no transaction effected or proposed to be effected by the Company, its subsidiaries or any other entity in which the Company has a controlling interest may be enjoined, set aside, or give rise to an award of damages or other sanctions merely because a director of the Company, or any person with whom or which he/she has a personal, economic or other association, has an interest in the transaction which is not a "director's conflicting interest transaction" as defined in the CBCA. A director's conflicting interest transaction will not be enjoined, set aside, or give rise to damages or other sanctions if (i) the transaction received the affirmative vote of a majority, but no fewer than two, of the disinterested directors on the Company's Board or on a duly empowered committee of the Board who voted on the transaction after adequate disclosure to them,
(ii) the transaction received a majority of the votes entitled to be cast by the holders of all shares, excluding those beneficially owned by the director with the conflict and/or by any persons related to the director or (iii) the transaction, judged according to the circumstances at the time of the commitment, is established to have been fair to the Company.

        Under the DGCL, no transaction between AGI Delaware and one or more of its directors or an entity in which one or more of its directors are directors or officers or have a financial interest will be void or voidable solely for that reason and no such transaction will be void or voidable solely because the director is present at or participates in the meeting of the AGI Delaware Board or committee which authorizes the transaction, if, after the material facts of the director's interest are disclosed to or known by the AGI Delaware Board or the committee, the transaction is (i) in good faith authorized by the disinterested directors or committee of disinterested directors by a vote sufficient for such purpose, (ii) is approved by a vote of the stockholders after disclosure of the material facts of the director's interest or (iii) the transaction is fair to AGI Delaware as of the time it is authorized by the AGI Delaware Board, committee or stockholders.

        Indemnification of Directors and Officers. Under the CBCA unless the Connecticut Certificate provides otherwise, the Company must indemnify a director, officer, and any other employee or agent of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director, officer or other employee or agent of the corporation against reasonable expenses incurred by him in connection with the proceeding. Additionally, the Company must indemnify the director, officer or other employee or agent of the corporation made party to a proceeding if (i) he conducted himself in good faith and (ii) he reasonably believed (A) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (B) in all other cases, that his conduct was at least not opposed to its best interests and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Unless a court orders otherwise, the CBCA prohibits indemnification (i) in connection with a proceeding by or in the right of the corporation except for reasonable expenses if it is determined that the director, officer or other employee or agent has met the relevant standard of conduct or (ii) in connection with any other proceeding in which he was adjudged liable to the Company or in connection with any other proceeding on the basis that an improper personal benefit was received by him. Indemnification under the CBCA in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable is limited to reasonable expenses incurred in connection with the proceeding. The indemnification requirements under the CBCA remain limited by the provision in the CBCA that requires that such indemnification be authorized in the specific case after a determination that indemnification is permissible in the circumstances because the director, officer or other employee or agent has met the standard of conduct set forth by the CBCA.

        Under the DGCL, AGI Delaware may generally indemnify its directors, officers, employees or agents for acts performed in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of AGI Delaware, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's act was unlawful. Under the AGI Delaware Certificate, AGI Delaware agrees to indemnify and reimburse directors of the corporation to the fullest extent permitted under Delaware law.

        Dissenters' Rights of Appraisal. The CBCA provides dissenters' rights to obtain payment of the fair value of shares to objecting Company stockholders (i) entitled to vote on a merger or share exchange, (ii) in a short form merger of a subsidiary into its parent corporation, (iii) on the sale of all or substantially all of the assets of a corporation other than in the usual or regular course of business (except when done pursuant to court order or a liquidation plan resulting in distributions to stockholders within one year after the date of sale), (iv) on an amendment to the Connecticut Certificate that materially and adversely affects rights in respect of dissenters' shares and (v) in any corporate action taken pursuant to a stockholder vote to the extent the Connecticut Certificate, the Connecticut Bylaws or a directors' resolution provides that voting or non-voting stockholders are entitled to dissent and obtain payment for their shares. Under the CBCA, the dissenter's right of appraisal and payment under the statute is the dissenter's exclusive remedy.

        For  further   information   with  respect  to  a   dissenting   Company
stockholder's rights of appraisal see "DISSENTERS' RIGHTS."

        The DGCL generally entitles a stockholder to exercise appraisal rights upon a merger or consolidation of the corporation effected pursuant to the DGCL if the holder complies with the requirements of Section 262 thereof. Appraisal rights are available under Section 262 of the DGCL if stockholder approval was required for the merger or consolidation and holders of shares in the constituent company are required by the terms of the merger to accept consideration other than shares of stock of the surviving corporation, shares of stock of any corporation listed on a national securities exchange, designated as a national market system security by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders, or cash in lieu of fractional shares.

        Duration of Proxies. Under the CBCA, a proxy is not to be voted or acted upon after the expiration of 11 months from the date of such proxy, unless it specifies the length of time for which it is to continue in force or limits its use to a particular meeting not yet held. The CBCA provides that an appointment of a proxy is revocable unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest which includes proxies created for (i) a pledgee, (ii) a person who has purchased or agreed to purchase the shares, (iii) a creditor of the Company who extends credit in consideration of the proxy, (iv) an employee of the Company whose employee contract requires the proxy and (v) a person designated under a voting agreement.

        Under the DGCL, a proxy is not valid after 3 years from the date of such proxy unless the proxy provides for a longer period. A proxy may be made irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

        Loans to Officers. Under the DGCL, AGI Delaware can lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of AGI Delaware, including any officer or employee who is director of AGI Delaware, whenever in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit AGI Delaware.

        The CBCA does not have a corresponding provision.

        Classification of the Board of Directors. The CBCA permits a Connecticut corporation to provide for the staggering of the terms of its directors by dividing the total number of directors into up to 5 groups, with each group containing approximately the same percentage of the total, as nearly as may be. The Company's Board consists of a single class.

        The DGCL permits a Delaware corporation to classify its board of directors into 1, 2, or 3 classes. The AGI Delaware Board consists of a single class. The DGCL provides that in the case of a corporation, whose board is classified, stockholders can only remove directors for cause, unless the certificate of incorporation provides otherwise. The Delaware Certificate allows the removal of directors only for cause.


Dissenters' Rights

        Connecticut law provides appraisal rights for dissenting stockholders of the Company under Sections 33-855 to 33-872, inclusive, of the CBCA, as amended.

        To exercise dissenters' appraisal rights under Sections 33-855 to 33-872 of the CBCA, a Company stockholder must satisfy all of the following conditions:

             (i) The stockholder must deliver to the Company a written notice of his or her intent to demand payment for his or her shares of Company Common Stock if the Reincorporation Merger is consummated, before the vote on the Reincorporation Merger is taken at the Company's Annual Meeting. The demand must be in addition to and separate from any proxy or vote against the Reincorporation Merger and must be submitted to Andersen Group, Inc., 515 Madison Avenue, Suite 2000, New York, New York 10022, Attention: Francis E. Baker, Secretary;

             (ii) The Company stockholder must not vote any of his or her shares of Company Common Stock in favor of the Reincorporation Merger; and

             (iii) The Company stockholder must deliver to the Company, within the time period specified in the dissenters' notice (the "Dissenters' Notice", described below) sent to him by the Company, a written demand for payment which complies with the requirements of Section 33-863 of the CBCA (the "Demand").

         A VOTE AGAINST THE MERGER WILL NOT OF ITSELF SATISFY THE REQUIREMENT THAT A DISSENTING COMPANY STOCKHOLDER DELIVER HIS OR HER WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT IF THE MERGER IS CONSUMMATED PRIOR TO THE TIME THE VOTE ON THE MERGER IS TAKEN, NOR WILL SUCH VOTE SATISFY ANY OTHER NOTICE REQUIREMENT UNDER CONNECTICUT LAW WITH RESPECT TO DISSENTERS' APPRAISAL RIGHTS.

         A demand for dissenters' appraisal rights must be executed by or for the stockholder of record fully and correctly, as the stockholder's name appears on the share certificate. A beneficial owner of shares of Company Common Stock who is not the record owner may assert his or her dissenters' appraisal rights with respect to all (but not less than all) shares held on his or her behalf if the beneficial owner submits to the Company at or before the assertion of his or her appraisal rights a written consent of the record holder. A record owner, such as a broker, who holds Company Common Stock for others, may assert dissenters' appraisal rights with respect to less than all of the shares of Company Common Stock held of record by such person. In that event, the record owner must assert dissenters' appraisal rights with respect to all shares owned beneficially by the same person, and must provide the Company with the name and address of each person on whose behalf dissenters' appraisal rights are being exercised.

         If the Reincorporation Merger is approved at the Company's Annual Meeting, the Company must send a Dissenters' Notice to each Company stockholder who has satisfied the requirements of items (i) and (ii) above. The Dissenter's Notice must be sent no later than ten days after consummation of the Merger, and must:

             (a) State where the Demand must be sent, and where and when stock certificates representing certificated shares of Company Common Stock must be deposited;

             (b) Inform holders of uncertificated shares of Company Common Stock to what extent transfer of such shares will be restricted following Company receipt of the Demand;

             (c) Supply a form for making the Demand, specifying the date the Reincorporation Merger was first publicly announced (May 19, 1998) and requiring that the dissenting stockholder certify whether he or she acquired beneficial ownership of his or her shares of Company Common Stock before that date; and

             (d) Set a date by which the Company must receive the Demand (which may not be sooner than 30 days following the date the Dissenters' Notice is sent or later than 60 days after such notice is sent).

         The Dissenters' Notice must also be accompanied by a copy of Sections 33-855 to 33-872, inclusive, of the CBCA.

         A stockholder who receives a Dissenters' Notice must submit his or her Demand, must make the requested certification as to the date he or she acquired shares of Company Common Stock, and must make deposit of all certificated shares of Company Common Stock, all within the time specified by, and otherwise in accordance with the provisions of, the Dissenters' Notice. A STOCKHOLDER WHO FAILS TO SUBMIT A DEMAND IN THE SPECIFIED MANNER IS NOT ENTITLED TO PAYMENT FOR HIS OR HER SHARES OF THE COMPANY COMMON STOCK UNDER SECTIONS 33-855 TO 33-872 OF THE CBCA.

         If the Reincorporation Merger is not consummated within 60 days after the date specified in the Dissenters' Notice for the submission of a Demand and the deposit of share certificates, the Company must return all share certificates previously deposited and must release all transfer restrictions imposed on all uncertificated shares. The Company may subsequently take action to consummate the Reincorporation Merger, but would then have to send a new Dissenters' Notice and repeat the payment demand procedure described above.

         The Company must pay each stockholder who owned his or her shares of Company Common Stock before May 19, 1998 and who complies with the requirements set forth in the preceding paragraph an amount the Company estimates to be the "fair value" of the shares of Company Common Stock owned by such stockholder, plus interest accrued from the date the Merger is consummated to the date of payment. The "fair value" of shares of Company Common Stock is the value of such shares immediately prior to consummation of the Reincorporation Merger, less any appreciation or depreciation in value in anticipation of the Reincorporation Merger. Payment must be made as soon as the Reincorporation Merger is consummated, or upon receipt of the Demand (whichever is later), and must be accompanied by a copy of: (1) certain financial information regarding the Company; (2) a statement of the Company's estimate of the fair value of the shares for which payment is being made; (3) an explanation of how the accrued interest was calculated; (4) a statement of the stockholder's right to demand payment under applicable provisions of the CBCA; and (5) a copy of Sections 33-855 to 33-872, inclusive, of the CBCA.

         The Company may elect to withhold payment from a stockholder who has submitted a Demand but who acquired beneficial ownership of his or her shares of Company Common Stock on or after May 19, 1998 ("After-Acquired Shares"). In lieu of making such payment, Company may, following consummation of the Merger, estimate the fair value of After-Acquired Shares (plus accrued interest), and offer to pay the amount so determined to the owner of such shares only if the stockholder agrees to accept the offered amount in full satisfaction of his or her Demand. The offer must be accompanied by a statement of Company estimate of the fair value of the shares with respect to which the offer is being made, an explanation of how the accrued interest was calculated, and a statement of the stockholder's right to demand payment under Section 33-868 of the CBCA. The Company has not yet determined whether it will proceed in this fashion with respect to After-Acquired Shares.

         A stockholder who receives payment or an offer of payment with respect to his or her shares of Company Common Stock may submit his or her own written estimate of the fair value of his or her shares of Company Common Stock and the amount of interest due, and may (1) demand payment of the difference between the amount calculated by the demanding stockholder and the amount previously paid to such stockholder by the Company for such shares, or (2) in the case of After-Acquired Shares, reject the Company's offer of payment and demand payment of the amount calculated by the demanding stockholder.
However, such action may only be taken if:

             (a) The stockholder believes that the amount paid or offered by the Company is less than the fair value of his or her shares of Company Common Stock or that the interest due is incorrectly calculated;

             (b) The shares are not After-Acquired Shares and the Company fails to make payment within 60 days after the date specified in the Dissenters' Notice for demanding payment; or

             (c) The Reincorporation Merger has not been consummated within 60 days after the date specified in the Dissenters' Notice for the submission of a Demand, and the Company fails to (i) return all share certificates previously deposited or (ii) release all transfer restrictions imposed on all uncertificated shares.

         A stockholder who has the right to submit his or her own estimate of value and demand for payment as described in this paragraph must notify the Company in writing of his or her demand within 30 days after the Company makes or offers to make payment for his or her shares. FAILURE TO SUBMIT SUCH WRITTEN NOTIFICATION WITHIN THE 30-DAY PERIOD WILL BE TREATED AS A WAIVER OF SUCH
STOCKHOLDER'S RIGHT TO DEMAND PAYMENT IN AN AMOUNT EXCEEDING THE AMOUNT PREVIOUSLY PAID OR OFFERED BY THE COMPANY.

         Within 60 days after the Company receipt of a valid demand for payment as described in the preceding paragraph, and if any such demand for payment remains unsettled at that time, Company shall file in the Superior Court of Connecticut, Judicial District of Hartford, a petition requesting that court determine the fair value of the shares and interest payable thereon. All dissenters, whether or not residents of Connecticut, whose demands for payment have not been settled will be made parties to such proceeding as in an action against their shares. A copy of the petition will be served on each such dissenter in the manner provided by law. The court shall have plenary and exclusive jurisdiction to determine the fair value of the shares of Company Common Stock made the subject of the action. The court may appoint one or more appraisers to receive evidence and recommend a decision on the question of fair value. Each stockholder who is made a party to the action will be entitled to judgment for the amount by which the fair value of his or her shares of Company Common Stock is found to exceed the amount previously remitted (if any), together with interest. The CBCA does not set forth a specific method by which the court is to determine the fair value of the shares.

         If the Company fails to file a petition within 60 days after receiving a demand for payment, each stockholder who properly made a demand for payment which remains unsettled will be entitled to receive from the Company the amount demanded by him or her, together with interest.

         The costs and expenses associated with a judicial determination of the fair value of dissenting shares will be determined, if necessary, by the court and assessed against the Company. However, the court may assess costs and expenses against all or some of the dissenting stockholders if it decides that stockholders' actions in making demand for payment were arbitrary, vexatious or not in good faith. Similarly, fees and expenses of counsel and experts for the respective parties will be assessed, if necessary, as the court deems equitable, based upon the actions of the Company in complying with the CBCA and the actions of the dissenting stockholders in pursuing their rights under the CBCA. Finally, if the court determines that services of counsel for any dissenter were of substantial benefit to other dissenters, it may award counsel reasonable fees paid from the amounts awarded to the dissenters who were benefited.

         The foregoing is a brief summary of the applicable provisions of the CBCA regarding dissenters' rights of appraisal. FAILURE TO FOLLOW THESE PROCEDURES EXACTLY WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. This summary contains material information relating to the rights of Company stockholders to obtain payment of the fair value of their shares of Company Common Stock under the CBCA. This summary does not, however, restate every provision of the law, and is qualified in its entirety by reference to the full text of the applicable provisions of the CBCA which appears as Appendix A to this Proxy Statement.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        The Company's independent auditors, KPMG Peat Marwick, City Place II, Hartford, CT 06103, were dismissed by the Company on December 23, 1997.

        During the past two fiscal years, KPMG Peat Marwick rendered unqualified opinions with respect to the Company's consolidated financial statements for all years covered by reports filed during that period. The dismissal of KPMG Peat Marwick was approved by the Audit Committee of the Company's Board of Directors.

        During the past two fiscal years and during the interim period since February 28, 1997, there have been no disagreements with KPMG Peat Marwick on any matter of accounting principles or procedures, financial statement disclosures or auditing scope or procedures.

        A copy of the letter KPMG Peat Marwick sent to the Securities and Exchange Commission concerning the foregoing is attached as Appendix B to this Proxy Statement.

        Effective December 23, 1997, upon the recommendation of the Audit Committee of the Company's Board of Directors, the firm of Deloitte & Touche, LLP, City Place, Hartford, CT 06103 was retained to perform an examination on and render an opinion with respect to the Company's consolidated financial statements as of and for the year ending February 28, 1998. During the past two fiscal years the Company has not consulted with Deloitte & Touche regarding the application of accounting principles or the type of audit opinion that might be rendered on the Company's financial statements. Furthermore, no written report or oral advice was provided by Deloitte & Touche that was an important factor in reaching a decision as to an accountant, auditor or financial reporting issue. Deloitte & Touche was not consulted on any matter, which would be viewed as being the subject of a disagreement or a reportable event.

        Representatives of Deloitte & Touche will not be present at the Annual Meeting.




                              STOCKHOLDER PROPOSALS

        No  Stockholder  proposals  were  received by the Company  during Fiscal
1998.

        In order to be considered for inclusion in the Proxy Statement relating to the 1999 Annual Meeting of Stockholders, any proposal by a record holder of Common Stock, or a record holder of the Preferred Stock pursuant to the Preferred Stock Terms, must be received by the Company at its principal offices on or before December 1, 1998. A proponent of such a proposal must comply with the proxy rules under the Securities Exchange Act of 1934, as amended.

                                  OTHER MATTERS

        As of the date of this Proxy Statement, the Board and Management do not intend to present and have not been informed that any other person intends to present any matter for action at the Annual Meeting other than as discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the holders of the proxy will act in accordance with their best judgment.

                                              By Order of the Board of Directors


                                              /s/  Francis E. Baker
                                              Francis E. Baker
                                              Chairman and Secretary

                                   APPENDIX A

                             CBCA ss.ss. 33-855-872
                               DISSENTERS' RIGHTS
                                       (A)
                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

     SEC. 33-855. DEFINITIONS. As used in sections 33-855 to 33-872, inclusive:

        (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

        (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.

        (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.
        (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

        (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

        (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

        (7) "Shareholder" means the record shareholder or the beneficial shareholder.


     SEC. 33-856. RIGHT TO DISSENT. (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

        (1) Consummation of a plan of merger to which the corporation is a party
(A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;

        (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

        (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

        (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

        (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

        (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive.


        SEC. 33-857. DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

        (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (l) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

        SECS. 33-858 AND 33-859. Reserved for future use.

                                       (B)
                  PROCEDURES FOR EXERCISE OF DISSENTERS' RIGHTS

     SEC. 33-860. NOTICE OF DISSENTERS' RIGHTS. (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

        (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

     SEC. 33-861. NOTICE OF INTENT TO DEMAND PAYMENT. (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

        (b) A shareholder  who does not satisfy the  requirements  of subsection
(a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.


     SEC. 33-862. DISSENTERS' NOTICE. (a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

        (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

        (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

        (2) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

        (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

        (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.


     SEC. 33-863. DUTY TO DEMAND PAYMENT. (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

        (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

        (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.


     SEC. 33-864. SHARE RESTRICTIONS. (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

        (b)  The  person  for  whom  dissenters'   rights  are  asserted  as  to
uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


     SEC. 33-865. PAYMENT. (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

        (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-860; and
(5) a copy of section 33-855 to 33-872, inclusive.

     SEC. 33-866. FAILURE TO TAKE ACTION. (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

        (b) If after returning deposited certificates and releasing transfer restrictions' the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.


     SEC. 33-867. AFTER-ACQUIRED SHARES. (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

        (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868.


     SEC. 33-868.  PROCEDURE IF SHAREHOLDER  DISSATISFIED WITH PAYMENT OR OFFER.
(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

        (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

        (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

        (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment. (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.

        SECS. 33-869 AND 33-870. Reserved for future use.

                                       (C)
                          JUDICIAL APPRAISAL OF SHARES

     SEC. 33-871. COURT ACTION. (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period it shall pay each dissenter whose demand remains unsettled the amount demanded.

        (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

        (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

        (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his afteracquired shares for which the corporation elected to withhold payment under section 33-867.


        SEC. 33-872. COURT COSTS AND COUNSEL FEES. (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court find equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

        (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive, or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

        (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

        As revised through end of 1997 regular and special legislative sessions

                                   APPENDIX B











[Letterhead of KPMG Peat Marwick LLP appears here]



January 9, 1998

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Andersen Group, Inc. and, under the date of April 8, 1997, we reported on the consolidated financial statements of Andersen Group, Inc. and subsidiaries as of and for the years ended February 28, 1997 and February 29, 1996. On December 23, 1997, our appointment as principal accountants was terminated. We have read Andersen Group, Inc.'s statements included under Item 4 of its Form 8-K dated December 23, 1997, and we agree with such statements, except that we were not in a position to confirm Andersen Group, Inc.'s statement that the change was approved by the audit committee of the Board of Directors.

Very truly yours,


/s/ KPMG Peat Marwick LLP

cc:     Mr. Andrew M. O'Shea
        Andersen Group, Inc.

                                 REVOCABLE PROXY
                              ANDERSEN GROUP, INC.

        PLEASE MARK VOTES
        AS IN THIS EXAMPLE   [ X ]

                         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 23, 1998
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF ANDERSEN GROUP, INC. (the "Company")

  The undersigned hereby appoints Francis E. Baker, Louis A. Lubrano, and Oliver
R. Grace, Jr. as Proxies, with full power to act without the other and each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of the Company's Common Stock, no par value, (the "Common Stock"), held of record by the undersigned on May 8, 1998 at the Annual Meeting of Stockholders to be held on June 23, 1998 or any adjournment thereof.

  1. The Election of Directors (except as marked to the contrary below):
     Francis E. Baker, Peter N. Bennett, John S. Grace, Oliver R. Grace, Jr., Louis A. Lubrano, and James J. Pinto. [ ] For [ ] Withhold [ ] For All Except
Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

  2. PROPOSAL TO APPROVE a merger of the Company into a wholly owned Delaware subsidiary in order to effect the change of the Company's state of incorporation from Connecticut to Delaware (the "Reincorporation"). [ ] For [ ] Against [ ] Abstain

  3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.


  This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

  The directors recommend a vote FOR Item 1 and 2 as proposed.

   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

  Please be sure to sign and date                     Date: ___________________

  this Proxy in the box below.

  -----------------------------             -------------------------------

  Stockholder Sign Above                    Co-holder (if any) sign above
  Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                Detach above card, sign, date and mail in postage paid envelope provided.

                              ANDERSEN GROUP, INC.
                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
                                        C
                                        O
                                        M
                                        M
                                        O
                                        N

                                 REVOCABLE PROXY
                              ANDERSEN GROUP, INC.

        PLEASE MARK VOTES
        AS IN THIS EXAMPLE  [ X ]

                         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 23, 1998
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF ANDERSEN GROUP, INC. (the "Company")

The undersigned hereby appoints Francis E. Baker, Louis A. Lubrano and Oliver R. Grace, Jr. as Proxies, with full power to act without the other and each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of the Company's Series A Cumulative
Convertible Preferred Stock, (the "Preferred Stock"), held of record by the undersigned on May 8, 1998 at the Annual Meeting of Stockholders to be held on June 23, 1998 or any adjournment thereof.

    1. PROPOSAL TO APPROVE a merger of the Company into a wholly owned Delaware subsidiary in order to effect the change of the Company's state of incorporation from Connecticut to Delaware (the "Reincorporation"). [ ] For [ ] Against [ ] Abstain

    2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting .

  This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

  The directors recommend a vote FOR Item 1 as proposed.

  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

  Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

  Please be sure to sign and date                     Date: ___________________

  this Proxy in the box below.

  -----------------------------             -------------------------------

  Stockholder Sign Above                    Co-holder (if any) sign above

                Detach above card, sign, date and mail in postage paid envelope provided.

                              ANDERSEN GROUP, INC.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

                                        P
                                        R
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